UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH EDELMAN
ANDREW D. LEVIN, M.D., PH.D.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Penwest Pharmaceuticals Co.
(NASDAQ: PPCO): The Case for Change
Tang Capital Partners, LP
Perceptive Life Sciences Master Fund Ltd.
May 2009

Disclaimer
In connection with Penwest Pharmaceutical Co.'s upcoming 2009 annual meeting of shareholders (the "Annual Meeting"), Tang Capital Partners, LP ("Tang Capital") and
Perceptive Life Sciences Master Fund Ltd. ("Perceptive") have filed with the Securities and
Exchange Commission (the "SEC") a proxy statement (the "Tang Capital and Perceptive
Proxy Statement") and related materials for the solicitation of proxies from Penwest shareholders for use at the Annual Meeting. Tang Capital and Perceptive, their director nominees and certain of their affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting. Information regarding Tang
Capital and Perceptive and their nominees and such participants is contained in the
Schedule 14A and related materials filed by Tang Capital and Perceptive with the SEC.
Penwest shareholders should read the Tang Capital and Perceptive Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting because they contain important information. These materials are available free of charge at the SEC's website at www.sec.gov.
We have not sought or obtained consent from any third party to use any statements or information included in this presentation. Any such statements or information should not be viewed as indicating the support of any third party.
We are not recommending the purchase or sale of any security. We reserve the right to change any of our intentions or opinions expressed herein at any time and for any reason.
Certain matters addressed in this presentation are forward-looking statements that involve certain risks and uncertainties. You should be aware that actual results could differ materially from those contained in the forward-looking statements. We assume no obligation to update any information, including forward-looking information, contained herein.

Executive Summary
• Tang Capital and Perceptive are the two largest shareholders of
Penwest
• Current leadership has failed to deliver value for shareholders
• Penwest’s corporate governance is seriously lacking and structured to maintain status quo
• We have both the incentive and expertise to turn Penwest around and do what is best for shareholders
• We are seeking your support by asking you to:
• Elect our three nominees to the board
• Vote FOR our proposed bylaw changes, which will require the board to be more responsive and accountable to shareholders
• Vote FOR our shareholder resolution on the future direction of the
Company

Background on Proxy Contest
Having become frustrated with the Company’s actions and
obstructionist tactics, we are undertaking this proxy contest only as a last resort

Our Interests Are Aligned with Yours
• Tang Capital and Perceptive:
• Own 41.5% of the Company’s stock
• Invested $45 million to obtain our position
We have one interest in mind: maximize the value of Penwest stock so that we can maximize the return on our and your investment
• Penwest’s officers and directors1:
• Have invested virtually nothing in Penwest’s stock
• Have realized $2.2 million in profits from the sale of stock they did not buy, but were given2
• Have collected $7.5 million in cash compensation Current leadership appears focused on maintaining status quo so that it may continue to collect its generous compensation
1 Since July 1, 2003, the date on which insider trading records first became readily available 5
2 Stock obtained through the exercise of stock options and restricted stock grants

In Contrast to Current Leadership, We Have a
Track Record of Making Money for Our Investors
• Tang Capital and Perceptive both have proven track records
• This is not the case for Penwest
• Ms. Jennifer Good has been CEO since June 7, 2006
• Stock price performance: down 89%, versus down 9% for the NASDAQ Biotech Index
• Chairman’s performance has been no better
• Mr. Paul Freiman was President and CEO of Neurobiological Technologies, Inc.
(NASDAQ: NTII) from May 8, 1997 to December 31, 2008
• Stock price performance: down 97%, versus up 144% for the NASDAQ Biotech Index
PPCO Stock Price Performance
Stock Price ($)
25 20 15 10 5 0
Ms. Jennifer Good Appointed CEO Down 89%
1/3/2006 3/3/2006 5/3/2006 7/3/2006 9/3/2006 11/3/2006 1/3/2007
3/3/2007 5/3/2007 7/3/2007 9/3/2007 11/3/2007 1/3/2008 3/3/2008
5/3/2008 7/3/2008 9/3/2008 11/3/2008 1/3/2009 3/3/2009 5/3/2009
Date

What We Are Proposing and Why
Because:
• It is time Penwest is governed by individuals more focused on and more capable of delivering positive returns for shareholders
• Penwest’s corporate governance is seriously lacking and structured to maintain status quo
• We have a clear plan to maximize value for all shareholders
We are seeking your vote on:
• The election of our three nominees
• Two bylaw amendments that will require the board to be more responsive and accountable to wishes of shareholders
• A shareholder resolution on the future direction of the Company

Proposal 1: Our Nominees

Kevin C. Tang
Mr. Tang is the founder and manager of Tang Capital, an investment fund that invests in health care companies, and has an established record of delivering positive returns for its investors. He has eighteen years of experience evaluating biopharmaceutical companies in his current capacity as portfolio manager and his prior capacity as a biotechnology investment analyst. Prior to founding Tang Capital in August 2002, Mr.
Tang held various positions at Deutsche Banc Alex. Brown, Inc., an investment banking firm, from 1993 to 2001, most recently serving as
Managing Director and head of the firm’s life sciences research group.
Mr. Tang also has considerable experience governing biopharmaceutical companies as a board member and currently serves as a director of two publicly traded companies, A.P. Pharma, Inc. (NASDAQ: APPA) and
Ardea Biosciences, Inc. (NASDAQ: RDEA). Mr. Tang received a B.S.
degree in Psychology from Duke University in 1989.

Joseph Edelman
Mr. Edelman is the founder and manager of Perceptive, an investment fund that invests in life sciences companies. He has nineteen years of experience evaluating biopharmaceutical companies in his current capacity as portfolio manager and his prior capacity as a biotechnology investment analyst. Prior to founding Perceptive in 1999, Mr. Edelman was a Senior Analyst at Paramount Capital from 1994 to 1999 and was the Senior Biotechnology Analyst at Prudential Securities from 1990 to
1994. Mr. Edelman received a B.A. degree in Psychology from the
University of California, San Diego in 1979, and an M.B.A. in Marketing
from New York University in 1989.

Andrew D. Levin, M.D., Ph.D.
Dr. Levin is a Principal at Tang Capital and has considerable expertise in evaluating the technical aspects of drug discovery and development programs. Prior to joining Tang Capital in April 2008, he served as a
Business Development Manager at Genzyme Corporation, a
pharmaceutical company, from July 2007 to April 2008. Dr. Levin received a B.S.E. degree in Mechanical Engineering from Princeton
University in 1999, a Ph.D. in Bioengineering from the Massachusetts
Institute of Technology in 2005 and an M.D. from Harvard Medical
School in 2007.

Our Nominees Will Better Represent Your Interests
Our nominees have proven track records and deep experience
evaluating all aspects of biopharmaceutical businesses and
governing these businesses from the board

Proposals 2 and 3:
Our Governance Changes

Penwest Has a History of Ignoring Shareholders’ Interests
Penwest’s corporate governance is structured only to maintain the status quo
The Company has a history of not only ignoring shareholder
interests, but, worse yet, actively suppressing shareholder input to avoid accountability

Penwest Has a Staggered Board
• Penwest’s staggered board entrenches officers and directors
• With a staggered board, only a minority of directors, in this case three of nine, stand for election each year
• Even with a vote of an overwhelming majority of shareholders, it is not possible to replace a majority of the board until the second of two annual shareholder meetings
• Proxy advisory firms universally frown on staggered boards
• Glass Lewis & Co. states, “Glass Lewis favors the repeal of staggered boards and the annual election of directors. We believe staggered boards are less accountable to shareholders than boards that are elected annually. Furthermore, we feel the annual election of directors encourages board members to focus on shareholder interests.”
• RiskMetrics Group states, “A classified board tips the balance of power too much toward incumbent management at the price of potentially ignoring shareholder interests.”

Penwest Reinstated Its Poison Pill
• In response to our call for change, Penwest reinstated its poison pill to avoid accountability
• Prevents us from acquiring more stock or any other shareholder from acquiring more than 15% of Penwest’s stock
• Again, proxy advisory firms frown on such provisions
• Glass Lewis states, “Poison pill plans generally are not in the best interests of shareholders.”
• RiskMetrics Group, in its 2008 Proxy Report on Penwest specifically, deemed the presence of the poison pill as a “negative governance factor.”

Penwest Is Manipulating Its Board Size
• In response to our proxy, Penwest reduced the number of seats up for election to further reduce shareholder influence
• Board took this action after the deadline for shareholder proposals
• Would reduce seats up for election at 2009 annual meeting to 2 of 8
(25%) from 3 of 9 (33%)
• We have been forced to attempt to reverse this egregious action in court

Why We Are Proposing Changes to the Company’s Bylaws
• Current leadership’s blatant attempts to further entrench itself and insulate itself from shareholder influence underscore the need for strong, independent, investor representation on the board
• Unfortunately, as shareholders, we collectively are unable to eliminate the staggered board or the poison pill
• Paradoxically, these actions only can be taken with the approval of the board itself
The following two proposed changes to the Company’s bylaws,
however, can be adopted with a supermajority vote of the shareholders

Proposal 2:
Minimizing Delay Tactics
• We are proposing a bylaw amendment that will require Penwest to hold its annual meeting on April 30th of each year
• As it currently stands, Penwest can:
• Determine the date of the annual meeting with few restrictions
• Withhold the announcement of the annual meeting date until very late in the process
• Move the date of the annual meeting
Our proposed bylaw amendment will ensure that shareholders’
interests are heard and heard promptly

Proposal 3:
Ensuring Directors You Elect Are Heard
• We are proposing a bylaw amendment that will require certain actions of the board to obtain approval of either 75% or 81% of the board
• Because we will represent only 25% or 33% of the board, we run risk of being shut out of major board decisions
• Such decisions could be made unilaterally by incumbent majority
• Risk is a certainty based on board’s behavior to date
Our proposed bylaw amendment will require the agreement of at least one of our nominees in major board decisions, ensuring that shareholder interests are represented

Proposal 4:
Our Shareholder Resolution

Penwest Has One Principal Asset
• Penwest has one principal asset: the royalty income stream on Opana ER that it receives from licensee Endo Pharmaceuticals
• ~$19 million-$25 million this year
• Royalty rate ~11%
• ~$45 million-$55 million next year
• Royalty rate ~22%
• This income stream is entirely passive to Penwest and solely driven by the sales performance of Endo
Opana ER Weekly Total Rx Since Launch
Weekly Total Prescriptions
14000
12000
10000
8000
6000
4000
2000
0
Annual Run-Rate >$200 Million
7/28/06
10/28/06
1/28/07
4/28/07
7/28/07
10/28/07
1/28/08
4/28/08
7/28/08
10/28/08
1/28/09
4/28/09
Date

Penwest Spends Money Wastefully with No
Regard for Shareholder Return
Penwest’s spending of the cash flow generated by the Opana ER royalty income stream is wasteful and will provide a
dramatically lower return than simply retaining funds for
ultimate distribution to shareholders

Overhead Out of Control
• Overhead:
• Webster definition: business expenses (as rent, insurance or heating)
not chargeable to a particular part of the work or product, i.e., money spent on activities that will result in no return to shareholders
• 2009 overhead guidance: $14 million-$16 million
• ~70% of this year’s royalty income
• ~25% of total market capitalization
• $150,000 for its proxy solicitation firm versus our $25,000 for the identical services

Sole R&D Program Lacks Foundation
. Current leadership is 0/4 in new drug development
. Nalbuphine ER
. PW4153
. PW4110
. Torsemide ER
. Penwest’s A0001 lacks scientific and commercial foundation
. Nothing more than a metabolite of vitamin E that has no patent protection
. Is many years behind a competitor, Santhera Pharmaceuticals, targeting the same, limited market (only a few thousand patients)
. Is targeting an indication for which there are no validated surrogate markers of efficacy, necessitating a very long, expensive and uncertain development path
For many months now, Penwest has refused to address our
concerns regarding A0001

Our Shareholder Resolution on the Future
Direction of the Company
• NPV of Opana ER royalty income stream alone far exceeds market capitalization of the Company, which stands at $65 million
• Only 1.2-1.4 times next year’s estimated royalty income
• Because of Penwest’s wasteful spending, its stock is trading at a substantial discount to NPV of this income stream
• For these reasons, we are seeking your vote on a resolution of the shareholders that:
“The Company take prompt and thoughtful action to preserve
shareholder value by immediately winding down substantially
all of the Company’s operations so that the full value of the
Opana ER royalty income stream will be retained for the benefit of shareholders.”

Under Our Plan, Penwest’s NOLs Are
Secure
• Despite what Penwest has stated, NOLs would NOT be forfeited by pursuing our plan
• Section 382 of Internal Revenue Code disallows use of NOLs if, within two years after change of control, a corporation does not continue as a business enterprise
• BUT, under Treasury Regulation §1.368-1, a corporation continues as a business enterprise if it continues to use significant portion of business assets that existed at time of change of control
• Under our plan, Penwest would continue to use its most significant business assets, namely the intellectual property and license agreement that result in the Opana ER royalty income stream
Therefore, Penwest will continue as a business enterprise for purposes of Section 382, and its NOLs will not be forfeited

We Have Specific Experience Implementing Our Plan
• Tang Capital has been a major shareholder of Ardea Biosciences,
Inc. (NASDAQ: RDEA) for six years
• Mr. Tang has been a director of Ardea for same period of time
• In 2004, Ardea decided it was in best interest of shareholders to wind down its operations
• Preserve cash
• Return to shareholders or
• Redeploy into another opportunity acceptable to majority of shareholders
• Mr. Tang, as lead director, supervised wind-down
• Swift and effective
• Cash expenses brought to bare minimum (~$1.5 million per year)
• NO forfeiture of NOLs

We Have Specific Experience Implementing Our Plan (cont.)
• In December 2006, Mr. Tang supervised redeployment of
Ardea’s capital
• Stock up 265% from where it traded when wind-down announced, versus down 10% for the NASDAQ Biotech Index
RDEA Stock Price Performance
Stock Price ($)
20
18
16
14
12
10
8
6
4
2
0
Wind-down Implemented
Redeployment of Capital
Up 265%
1/5/2004 4/5/2004 7/5/2004 10/5/2004 1/5/2005 4/5/2005 7/5/2005 10/5/2005
1/5/2006 4/5/2006 7/5/2006 10/5/2006 1/5/2007 4/5/2007 7/5/2007 10/5/2007
1/5/2008 4/5/2008 7/5/2008 10/5/2008 1/5/2009 4/5/2009
Date

Why It Is Critical that You Vote on the Shareholder Resolution
Because Penwest’s board is staggered, we will not obtain a
majority of the board even with your overwhelming support
Therefore, it is critical that you cast your vote on this matter so that the board, through a mechanism that is quantitative, clear and indisputable, is informed about what the shareholders
consider to be the best direction for the future of the Company

Summary
• Tang Capital and Perceptive are the two largest shareholders of Penwest
• Current leadership has failed to deliver value for shareholders
• Penwest’s corporate governance is seriously lacking and structured to maintain status quo
• We have both the incentive and expertise to turn Penwest around and do what is best for shareholders
• We are seeking your support by asking you to:
• Elect our three nominees to the board
• Vote FOR our proposed bylaw changes, which will require the board to be more responsive and accountable to shareholders
• Vote FOR our shareholder resolution on the future direction of the
Company
Thank you for your support!

Contact Information
The Altman Group
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Shareholders call toll free: (866) 620-7619
Banks and brokers call collect: (201) 806-2214
Fax: (201) 460-0050
For more information, please visit:
www.penwestchange.com